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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CFM Technologies, Inc.:

  As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in, or made a part of this registration statement.

                                                             Arthur Andersen LLP

Philadelphia, Pa.

June 14, 1996